Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

Carbon Revolution Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule		Amount Registered(6)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	MergeCo Ordinary Shares(2)	457	(f)(1)	26,636,016	$10.19	(7)	$271,421,003.04	0.0001102	$29, 910.59
	Equity	MergeCo Ordinary Shares(3)	457	(f)(2)	19,700,000	$0.08	(8)	$1,576,000	0.0001102	$173.68
	Equity	MergeCo Warrants to purchase MergeCo Ordinary Shares(4)	457	(g)	12,210,780	—		—	—	—	(10)
	Equity	MergeCo Ordinary Shares issuable upon exercise of MergeCo Warrants(5)	457	(g)(1)	12,210,780	$11.50	(9)	$140,423,970	0.0001102	$15,474.72
		Total Amounts						$413,420,973.04		$45,558.99
		Registration Fee Due								$45,558.99

(1)
All securities being registered will be issued by Carbon Revolution Limited (“MergeCo”) in connection with the business combination described in the proxy statement/prospectus included in the registration statement (the “Business Combination”).

(2)
Represents the number of ordinary shares of MergeCo, par value $0.0001 per share (the “MergeCo Ordinary Shares”) issuable upon completion of the Business Combination, as described in the proxy statement/prospectus, in exchange for: (a) 21,308,813 ordinary shares of Twin Ridge Acquisition Corp. (“Twin Ridge”), par value $0.0001 per share (the “Twin Ridge Class A Ordinary Shares”), that were registered pursuant to the Registration Statement on Form S-l (File No. 333-252363) (the “IPO Registration Statement”) and offered by Twin Ridge in its initial public offering and (b) 5,327,203 Twin Ridge Class B ordinary shares, par value $0.0001 per share (the “Twin Ridge Class B Ordinary Shares” and, together with the Twin Ridge Class A Ordinary Shares, the “Twin Ridge Ordinary Shares”).

(3)
Represents 19,700,000 MergeCo ordinary shares issued to shareholders and holders of equity incentive awards that will convert into shares of Carbon Revolution prior to the Business Combination in exchange for shares of Carbon Revolution (the “Carbon Revolution Shares”), as described in the proxy statement/prospectus included in this registration statement.

(4)
Represents warrants to acquire MergeCo Ordinary Shares (“MergeCo Warrants”) with a per share exercise price of $11.50, issuable in exchange for (a) 7,102,938 public warrants (as defined below) and (b) 5,107,842 Private Placement Warrants (as defined below).

(5)	Represents 12,210,780 MergeCo Ordinary Shares, issuable upon exercise by holders of MergeCo Warrants following the completion of the Business Combination.

(6)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(7)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Twin Ridge Class A Ordinary Shares on the New York Stock Exchange (“NYSE”) on February 17, 2023 ($10.19 per Twin Ridge Class A Ordinary Share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(8)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Carbon Revolution Shares on the Australian Stock Exchange (“ASX”) on February 17, 2023 (US$0.08) (AU$0.12) per Carbon Revolution Ordinary Share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(9)
Pursuant to Rule 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the MergeCo Ordinary Shares underlying the MergeCo Warrants is calculated based on an exercise price of $11.50 per share.

(10)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.